Exhibit 99.1

FOR IMMEDIATE RELEASE	FOR FURTHER INFORMATION CONTACT:

Michelle D. Esterman
Chief Financial Officer
T: (770) 612-7007
E: Michelle.Esterman@altisource.com

ALTISOURCE ANNOUNCES FIRST QUARTER 2021 FINANCIAL RESULTS
Luxembourg, May 10, 2021 - Altisource Portfolio Solutions S.A. (“Altisource” or the “Company”) (NASDAQ: ASPS), a leading provider and marketplace for the real estate and mortgage industries, today reported financial results for the first quarter 2021.
“In the first quarter of 2021, we continued to execute on our three priorities – accelerating the growth of our origination business, extending our default offerings to the single-family investor market and maintaining cost discipline. Compared to the first quarter of 2020, revenue in our origination business grew by 68% from sales wins, greater market penetration with our existing solutions, the roll-out of a new employment reseller solution and a strong origination market. With short-term demand for our default services constrained due to the pandemic related foreclosure moratoriums and forbearance plans and the expectation that additional restrictions on servicers may largely prohibit foreclosures to commence until the end of the year, we are leveraging our default offerings to support the single-family investor market. To support real estate investors, we are developing our signature buyer and signature seller programs to provide a suite of solutions to single-family investors. We anticipate that demand for our default related business will begin to return in late 2021 and will stabilize in 2023. Following the stabilization, we believe our default business revenue could grow to between $243 million and $397 million based upon the 1.2% pre-pandemic delinquency rate and the 4.4% delinquency rate as of the end of 2020. We are also maintaining cost discipline. To address the extensions of the foreclosure moratoriums and forbearance plans, we took additional steps designed to reduce our costs in late February. As a result of these and other measures, we anticipate that 2021 cash operating costs, excluding outside fees and services, should be more than $20 million lower than the first quarter annualized costs,” said Chairman and Chief Executive Officer William B. Shepro.
Mr. Shepro further commented, “With our origination business’s unique distribution engine and strong growth prospects, we believe this business will be a significant catalyst to create value for shareholders.”
First Quarter 2021 Highlights(1)
Corporate and Financial:
•Ended the first quarter 2021 with $41.3 million of cash and cash equivalents
•Ended the first quarter 2021 with $205.9 million of net debt
Business Highlights:
•Service revenue from our origination business grew by 68% in the first quarter of 2021 to $16.8 million compared to the first quarter of 2020; the origination business has a diversified customer base with no single customer representing more than 11% of service revenue in the first quarter of 2021
•Service revenue from customers other than Ocwen Financial Corporation (together with its subsidiaries, “Ocwen”), New Residential Investment Corp. (“NRZ”) and Front Yard Residential Corporation (“RESI”) grew by 12% in the first quarter of 2021 compared to the first quarter of 2020; this reflects the 68% growth from our origination business, partially offset by the negative impact of COVID-19 on our default business

•On May 5, 2021, entered into an agreement with Ocwen extending the term of the services agreements from August 2025 through August 2030 and providing the opportunity to expand the scope of the solutions we deliver to, among other things, include field services, first and second chance foreclosure auctions, and title services on Ocwen’s Federal Housing Administration (“F.H.A.”), Veterans Affairs (“V.A.”) and United States Department of Agriculture (“U.S.D.A.”) loans, and establishing a framework to expand foreclosure trustee solutions to additional states
•The Company’s first quarter 2021 financial performance was negatively impacted by:
◦Temporary servicer and government COVID-19 related foreclosure and eviction moratoriums and borrower forbearance plans, partially offset by growth in Altisource’s origination business
◦The 2020 direction from one of Ocwen’s MSR investors to transition field services, title and valuation referrals to that investor’s captive vendors
•To address lower revenue in the default business, the Company aggressively reduced cash costs and simplified the organization; we anticipate that 2021 cash operating costs (excluding outside fees and services) should be more than $20 million lower than the first quarter annualized costs
First Quarter 2021 Financial Results
•Service revenue of $48.1 million
•Loss before income taxes and non-controlling interests of $(21.1) million
•Adjusted pre-tax loss attributable to Altisource(2) of $(13.1) million
•Adjusted EBITDA(2) of $(8.5) million
•Net loss attributable to Altisource of $(22.0) million, or $(1.40) per diluted share
•Adjusted net loss attributable to Altisource(2) of $(14.3) million, or $(0.91) per diluted share
First quarter 2021 service revenue of $48.1 million was 58% lower than the first quarter 2020 primarily from COVID-19 pandemic related foreclosure and eviction moratoriums and borrower forbearance plans and an MSR investor’s instructions to Ocwen to transition field services, title and valuation referrals historically provided by Altisource to the MSR investor’s captive vendors. The decrease for the three months ended March 31, 2021 was partially offset by a 68% increase in revenue in our origination business from greater customer adoption of our existing solutions, the launch of an employment verification solution and a strong origination market.
First quarter 2021 loss before income taxes and non-controlling interests was $(21.1) million compared to $(9.1) million in the first quarter 2020, primarily from the impact of revenue declines discussed above, partially offset by an unrealized loss on our investment in RESI of $(1.3) million in the first quarter 2020 (no comparative amount for first quarter 2021), lower outside fees and services from lower referral volumes and lower SG&A expenses, which include the benefits of our cost reduction initiatives and lower interest expense.
First quarter 2021 adjusted pretax loss attributable to Altisource(2) of $(13.1) million compared to first quarter 2020 adjusted pretax income attributable to Altisource(2) of $4.4 million primarily from the impact of revenue declines discussed above, partially offset by the benefits of our cost reduction initiatives and lower interest expense.
First quarter 2021 adjusted EBITDA(2) of $(8.5) million was lower than first quarter 2020 adjusted EBITDA(2) of $13.2 million primarily from lower adjusted pretax (loss) income(2) discussed above.
First quarter 2021 diluted loss per share of $(1.40) was higher than first quarter 2020 diluted loss per share of $(0.75) primarily due to higher loss before income taxes and non-controlling interests discussed above.
First quarter 2021 adjusted diluted loss per share(2) of $(0.91) compared to first quarter 2020 diluted earnings per share of $0.17 primarily from lower adjusted pretax (loss) income(2) discussed above.

First Quarter 2021 Results Compared to the First Quarter 2020:

(in thousands, except per share data)	First quarter 2021	First quarter 2020	% Change
Service revenue	$48,080	$113,176	(58)
Loss from operations	(18,579)	(4,155)	347
Adjusted operating (loss) income(2)	(10,221)	8,501	(220)
Loss before income taxes and non-controlling interests	(21,072)	(9,124)	131
Pretax loss attributable to Altisource(2)	(21,159)	(9,229)	129
Adjusted pretax (loss) income attributable to Altisource(2)	(13,086)	4,435	(395)
Adjusted EBITDA(2)	(8,517)	13,163	(165)
Net loss attributable to Altisource	(22,002)	(11,650)	89
Adjusted net (loss) income attributable to Altisource(2)	(14,341)	2,653	N/M
Diluted loss per share	(1.40)	(0.75)	86
Adjusted diluted (loss) earnings per share(2)	(0.91)	0.17	N/M
Cash flows used in operating activities	(16,810)	(1,648)	N/M
Adjusted cash flows used in operating activities less additions to premises and equipment(2)	(17,277)	(2,159)	N/M
N/M - not meaningful.
•First quarter 2021 and first quarter 2020 loss from operations include losses of $2.4 million and $2.6 million, respectively, from our earlier stage businesses. First quarter 2021 loss from operations also includes $2.0 million of cost savings initiatives and other (no comparative amount for the first quarter 2021). First quarter 2020 loss from operations also includes $2.9 million of restructuring charges related to Project Catalyst (no comparative amount for the first quarter 2021).
•First quarter 2020 pretax loss attributable to Altisource(2) include unrealized mark-to-market losses on our equity investment in RESI of $1.3 million (no comparative amount for the first quarter 2021)
•First quarter 2020 net loss attributable to Altisource includes certain tax items totaling $1.9 million driven by the decrease in the India income tax rate that resulted in a higher tax provision for the first quarter 2020 from adjustments to deferred tax assets in India and adjustments to foreign income tax reserves (no comparable amount for the first quarter 2021)
________________________
(1)Applies to 2021 unless otherwise indicated.
(2)This is a non-GAAP measure that is defined and reconciled to the corresponding GAAP measure herein.

Forward-Looking Statements
This press release contains forward-looking statements that involve a number of risks and uncertainties. These forward-looking statements include all statements that are not historical fact, including statements that relate to, among other things, future events or our future performance or financial condition. These statements may be identified by words such as “anticipate,” “intend,” “expect,” “may,” “could,” “should,” “would,” “plan,” “estimate,” “seek,” “believe,” “potential” or “continue” or the negative of these terms and comparable terminology. Such statements are based on expectations as to the future and are not statements of historical fact. Furthermore, forward-looking statements are not guarantees of future performance and involve a number of assumptions, risks and uncertainties that could cause actual results to differ materially. Important factors that could cause actual results to differ materially from those suggested by the forward-looking statements include, but are not limited to, the risks discussed in Item 1A of Part I “Risk Factors” in our Form 10-K filing with the Securities and Exchange Commission, as the same may be updated from time to time in our Form 10-Q filings. We caution you not to place undue reliance on these forward-looking statements which reflect our view only as of the date of this report. We are under no obligation (and expressly disclaim any obligation) to update or alter any forward-looking statements contained herein to reflect any change in our expectations with regard thereto or change in events, conditions or circumstances on which any such statement is based. The risks and uncertainties to which forward-looking statements are subject include, but are not limited to, risks related to the COVID-19 pandemic, customer concentration, the timing of the anticipated increase in default related referrals following the expiration of foreclosure and eviction moratoriums and forbearance programs, the timing of the expiration of such moratoriums and programs, and any other delays occasioned by government, investor or servicer actions, the use and success of our products and services, our ability to retain existing customers and attract new customers and the potential for expansion or changes in our customer relationships, technology disruptions, our compliance with applicable data requirements, our use of third party vendors and contractors, our ability to effectively manage potential conflicts of interest, macro-economic and industry specific conditions, our ability to effectively manage our regulatory and contractual obligations, the adequacy of our financial resources, including our sources of liquidity and ability to repay borrowings and comply with our Credit Agreement, including the financial and other covenants contained therein, as well as Altisource’s ability to retain key executives or employees, behavior of customers, suppliers and/or competitors, technological developments, governmental regulations, taxes and policies. The financial projections and scenarios contained in this press release are expressly qualified as forward-looking statements and, as with other forward-looking statements, should not be unduly relied upon.
Webcast
Altisource will host a webcast at 8:30 a.m. EDT today to discuss our first quarter. A link to the live audio webcast will be available on Altisource’s website in the Investor Relations section. Those who want to listen to the call should go to the website at least fifteen minutes prior to the call to register, download and install any necessary audio software. A replay of the conference call will be available via the website approximately two hours after the conclusion of the call and will remain available for approximately 30 days.
About Altisource
Altisource Portfolio Solutions S.A. is an integrated service provider and marketplace for the real estate and mortgage industries. Combining operational excellence with a suite of innovative services and technologies, Altisource helps solve the demands of the ever-changing markets we serve. Additional information is available at www.Altisource.com.

ALTISOURCE PORTFOLIO SOLUTIONS S.A.
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(in thousands, except per share data)
(unaudited)

	Three months ended March 31,
	2021	2020

Service revenue	$48,080	$113,176
Reimbursable expenses	2,013	7,845
Non-controlling interests	372	423
Total revenue	50,465	121,444
Cost of revenue	48,145	86,736
Reimbursable expenses	2,013	7,845
Gross profit	307	26,863
Operating expenses:
Selling, general and administrative expenses	18,886	28,093
Restructuring charges	—	2,925

Loss from operations	(18,579)	(4,155)
Other income (expense), net
Interest expense	(3,442)	(4,716)
Unrealized loss on investment in equity securities	—	(1,347)
Other income (expense), net	949	1,094
Total other income (expense), net	(2,493)	(4,969)

Loss before income taxes and non-controlling interests	(21,072)	(9,124)
Income tax provision	(843)	(2,421)

Net loss	(21,915)	(11,545)
Net income attributable to non-controlling interests	(87)	(105)

Net loss attributable to Altisource	$(22,002)	$(11,650)

Loss per share:
Basic	$(1.40)	$(0.75)
Diluted	$(1.40)	$(0.75)

Weighted average shares outstanding:
Basic	15,717	15,497
Diluted	15,717	15,497

Comprehensive loss:

Comprehensive loss, net of tax	$(21,915)	$(11,545)
Comprehensive income attributable to non-controlling interests	(87)	(105)

Comprehensive loss attributable to Altisource	$(22,002)	$(11,650)

ALTISOURCE PORTFOLIO SOLUTIONS S.A.
CONSOLIDATED BALANCE SHEETS
(in thousands, except for per share data)
(unaudited)

	March 31, 2021	December 31, 2020

ASSETS
Current assets:
Cash and cash equivalents	$41,335	$58,263
Accounts receivable, net	19,956	22,413
Prepaid expenses and other current assets	20,965	19,479
Total current assets	82,256	100,155

Premises and equipment, net	11,092	11,894
Right-of-use assets under operating leases	16,301	18,213
Goodwill	73,849	73,849
Intangible assets, net	43,727	46,326
Deferred tax assets, net	5,385	5,398
Other assets	7,091	9,850

Total assets	$239,701	$265,685

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable and accrued expenses	$56,712	$56,779
Deferred revenue	4,595	5,461
Other current liabilities	7,536	9,305
Total current liabilities	68,843	71,545

Long-term debt	243,039	242,656
Deferred tax liabilities, net	9,423	8,801
Other non-current liabilities	23,654	25,239

Commitments, contingencies and regulatory matters

Equity (deficit):
Common stock ($1.00 par value; 100,000 shares authorized, 25,413 issued and 15,795 outstanding as of March 31, 2021; 15,664 outstanding as of December 31, 2020)	25,413	25,413
Additional paid-in capital	142,911	141,473
Retained earnings	158,890	190,383
Treasury stock, at cost (9,618 shares as of March 31, 2021 and 9,749 shares as of December 31, 2020)	(432,373)	(441,034)
Altisource deficit	(105,159)	(83,765)

Non-controlling interests	(99)	1,209
Total deficit	(105,258)	(82,556)

Total liabilities and deficit	$239,701	$265,685

ALTISOURCE PORTFOLIO SOLUTIONS S.A.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Three months ended March 31,
	2021	2020

Cash flows from operating activities:
Net loss	$(21,915)	$(11,545)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	1,184	4,117
Amortization of right-of-use assets under operating leases	1,927	2,706
Amortization of intangible assets	2,599	4,209
Unrealized loss on investment in equity securities	—	1,347
Share-based compensation expense	1,438	2,894
Bad debt expense	217	342
Amortization of debt discount	168	167
Amortization of debt issuance costs	215	184
Deferred income taxes	562	126
Loss on disposal of fixed assets	7	39
Changes in operating assets and liabilities:
Accounts receivable	2,240	(303)
Prepaid expenses and other current assets	(1,486)	(36)
Other assets	258	612
Accounts payable and accrued expenses	11	(3,116)
Current and non-current operating lease liabilities	(1,941)	(3,354)
Other current and non-current liabilities	(2,294)	(37)
Net cash used in operating activities	(16,810)	(1,648)

Cash flows from investing activities:
Additions to premises and equipment	(467)	(511)
Proceeds from the sale of business	3,000	—
Net cash provided by (used in) investing activities	2,533	(511)

Cash flows from financing activities:
Distributions to non-controlling interests	(1,395)	(311)
Payments of tax withholding on issuance of restricted share units and restricted shares	(830)	(1,205)
Net cash used in financing activities	(2,225)	(1,516)

Net decrease in cash, cash equivalents and restricted cash	(16,502)	(3,675)
Cash, cash equivalents and restricted cash at the beginning of the period	62,096	86,583

Cash, cash equivalents and restricted cash at the end of the period	$45,594	$82,908

Supplemental cash flow information:
Interest paid	$3,090	$4,415
Income taxes paid (received), net	902	(1,720)
Acquisition of right-of-use assets with operating lease liabilities	15	705
Reduction of right-of-use assets from operating lease modifications or reassessments	—	(1,273)

Non-cash investing and financing activities:
Net (decrease) increase in payables for purchases of premises and equipment	$(78)	$103

ALTISOURCE PORTFOLIO SOLUTIONS S.A.
NON-GAAP MEASURES
(in thousands, except per share data)
(unaudited)

Adjusted operating (loss) income, pretax loss attributable to Altisource, adjusted pretax (loss) income attributable to Altisource, adjusted earnings before interest, taxes, depreciation and amortization (“EBITDA”), adjusted net (loss) income attributable to Altisource, adjusted diluted (loss) earnings per share, cash flows used in operating activities less additions to premises and equipment and net debt less investment in equity securities, which are presented elsewhere in this earnings release, are non-GAAP measures used by management, existing shareholders, potential shareholders and other users of our financial information to measure Altisource’s performance and do not purport to be alternatives to loss from operations, loss before income taxes and non-controlling interests, net loss attributable to Altisource, diluted loss per share, cash flows used in operating activities and long-term debt, including current portion, as measures of Altisource’s performance. We believe these measures are useful to management, existing shareholders, potential shareholders and other users of our financial information in evaluating operating profitability and cash flow generation more on the basis of continuing cost and cash flows as they exclude amortization expense related to acquisitions that occurred in prior periods and non-cash share-based compensation, as well as the effect of more significant non-operational items from earnings, cash flows from operating activities and long-term debt net of cash on-hand and investment in equity securities. We believe these measures are also useful in evaluating the effectiveness of our operations and underlying business trends in a manner that is consistent with management’s evaluation of business performance. Furthermore, we believe the exclusion of more significant non-operational items enables comparability to prior period performance and trend analysis.
It is management’s intent to provide non-GAAP financial information to enhance the understanding of Altisource’s GAAP financial information, and it should be considered by the reader in addition to, but not instead of, the financial statements prepared in accordance with GAAP. Each non-GAAP financial measure is presented along with the corresponding GAAP measure so as not to imply that more emphasis should be placed on the non-GAAP measure. The non-GAAP financial information presented may be determined or calculated differently by other companies. The non-GAAP financial information should not be unduly relied upon.
Adjusted operating (loss) income is calculated by removing intangible asset amortization expense, share-based compensation expense, Pointillist losses, cost of cost savings initiatives and other and restructuring charges from loss from operations. Pretax loss attributable to Altisource is calculated by removing non-controlling interests from loss before income taxes and non-controlling interests. Adjusted pretax (loss) income attributable to Altisource is calculated by removing non-controlling interests, intangible asset amortization expense, share-based compensation expense, Pointillist losses, cost of cost savings initiatives and other, restructuring charges and unrealized loss on investment in equity securities from loss before income taxes and non-controlling interests. Adjusted EBITDA is calculated by removing the income tax provision, interest expense (net of interest income), depreciation and amortization, share-based compensation expense, Pointillist losses, cost of cost savings initiatives and other, restructuring charges and unrealized loss on investment in equity securities from net loss attributable to Altisource. Adjusted net (loss) income attributable to Altisource is calculated by removing intangible asset amortization expense (net of tax), share-based compensation expense (net of tax), Pointillist losses (net of tax), cost of cost savings initiatives and other (net of tax), restructuring charges (net of tax), unrealized loss on investment in equity securities (net of tax), and certain income tax items related to the decrease in the India income tax rate from adjustments to deferred tax assets and adjustments to foreign income tax reserves from net loss attributable to Altisource. Adjusted diluted (loss) earnings per share is calculated by dividing net loss attributable to Altisource after removing intangible asset amortization expense (net of tax), share-based compensation expense (net of tax), Pointillist losses (net of tax), cost of cost savings initiatives and other (net of tax), restructuring charges (net of tax), unrealized loss on investment in equity securities (net of tax), and certain income tax related items by the weighted average number of diluted shares. Cash flows used in operating activities less additions to premises and equipment is calculated by removing additions to premises and equipment from cash flows used in operating activities. Net debt less investment in equity securities is calculated as long-term debt, including current portion, minus cash and cash equivalents and investment in equity securities.

ALTISOURCE PORTFOLIO SOLUTIONS S.A.
NON-GAAP MEASURES
(in thousands, except per share data)
(unaudited)

Reconciliations of the non-GAAP measures to the corresponding GAAP measures are as follows:

	Three months ended March 31,
	2021	2020

Loss from operations	$(18,579)	$(4,155)

Intangible asset amortization expense	2,599	4,209
Share-based compensation expense	1,438	2,894
Pointillist losses	2,353	2,628
Cost of cost savings initiatives and other	1,968	—
Restructuring charges	—	2,925

Adjusted operating (loss) income	$(10,221)	$8,501

Loss before income taxes and non-controlling interests	$(21,072)	$(9,124)

Non-controlling interests	(87)	(105)
Pretax loss attributable to Altisource	(21,159)	(9,229)
Intangible asset amortization expense	2,599	4,209
Share-based compensation expense	1,438	2,894
Pointillist losses	2,068	2,289
Cost of cost savings initiatives and other	1,968	—
Restructuring charges	—	2,925
Unrealized loss on investment in equity securities	—	1,347

Adjusted pretax (loss) income attributable to Altisource	$(13,086)	$4,435

Net loss attributable to Altisource	$(22,002)	$(11,650)

Income tax provision	843	2,421
Interest expense (net of interest income)	3,463	4,642
Depreciation and amortization	3,783	8,326
Share-based compensation expense	1,438	2,894
Pointillist losses	1,990	2,258
Cost of cost savings initiatives and other	1,968	—
Restructuring charges	—	2,925
Unrealized loss on investment in equity securities	—	1,347

Adjusted EBITDA	$(8,517)	$13,163

Net loss attributable to Altisource	$(22,002)	$(11,650)

Intangible asset amortization expense, net of tax	2,595	4,183
Share-based compensation expense, net of tax	1,283	2,643
Pointillist losses, net of tax	2,068	1,757
Cost of cost savings initiatives and other, net of tax	1,704	—
Restructuring charges, net of tax	—	2,498
Unrealized loss on investment in equity securities, net of tax	—	1,347
Certain income tax related items	11	1,875

Adjusted net (loss) income attributable to Altisource	$(14,341)	$2,653

ALTISOURCE PORTFOLIO SOLUTIONS S.A.
NON-GAAP MEASURES
(in thousands, except per share data)
(unaudited)

	Three months ended March 31,
	2021	2020

Diluted loss per share	$(1.40)	$(0.75)

Impact of using diluted share count instead of basic share count for a loss per share	—	0.01
Intangible asset amortization expense, net of tax, per diluted share	0.17	0.27
Share-based compensation expense, net of tax, per diluted share	0.08	0.17
Pointillist losses, net of tax, per diluted share	0.13	0.11
Cost of cost savings initiatives and other, net of tax, per diluted share	0.11	—
Restructuring charges, net of tax, per diluted share	—	0.16
Unrealized loss on investment in equity securities, net of tax, per diluted share	—	0.09
Certain income tax related items per diluted share	—	0.12

Adjusted diluted (loss) earnings per share	$(0.91)	$0.17

Calculation of the impact of intangible asset amortization expense, net of tax
Intangible asset amortization expense	$2,599	$4,209
Tax benefit from intangible asset amortization	(4)	(26)
Intangible asset amortization expense, net of tax	2,595	4,183
Diluted share count	15,717	15,769

Intangible asset amortization expense, net of tax, per diluted share	$0.17	$0.27

Calculation of the impact of share-based compensation expense, net of tax
Share-based compensation expense	$1,438	$2,894
Tax benefit from share-based compensation expense	(155)	(251)
Share-based compensation expense, net of tax	1,283	2,643
Diluted share count	15,717	15,769

Share-based compensation expense, net of tax, per diluted share	$0.08	$0.17

Calculation of the impact of Pointillist losses, net of tax
Pointillist losses	$2,068	$2,289
Tax benefit from Pointillist losses	—	(532)
Pointillist losses, net of tax	2,068	1,757
Diluted share count	15,717	15,769

Pointillist losses, net of tax, per diluted share	$0.13	$0.11

Calculation of the impact of cost of cost savings initiatives and other, net of tax
Cost of cost savings initiatives and other	$1,968	$—
Tax benefit from cost of cost savings initiatives and other	(264)	—
Cost of cost savings initiatives and other, net of tax	1,704	—
Diluted share count	15,717	15,769

Cost of cost savings initiatives and other, net of tax, per diluted share	$0.11	$—

Calculation of the impact of restructuring charges, net of tax
Restructuring charges	$—	$2,925
Tax benefit from restructuring charges	—	(427)
Restructuring charges, net of tax	—	2,498
Diluted share count	15,717	15,769

Restructuring charges, net of tax, per diluted share	$—	$0.16

ALTISOURCE PORTFOLIO SOLUTIONS S.A.
NON-GAAP MEASURES
(in thousands, except per share data)
(unaudited)

	Three months ended March 31,
	2021	2020

Calculation of the impact of the unrealized loss on investment in equity securities, net of tax
Unrealized loss on investment in equity securities	$—	$1,347
Tax provision from the unrealized loss on investment in equity securities	—	—
Unrealized loss on investment in equity securities, net of tax	—	1,347
Diluted share count	15,717	15,769

Unrealized loss on investment in equity securities, net of tax, per diluted share	$—	$0.09

Certain income tax related items resulting from:
India income tax rate changes	$—	$1,384
Foreign income tax reserves/other	11	491
Certain income tax related items	11	1,875
Diluted share count	15,717	15,769

Certain income tax related items per diluted share	$—	$0.12

Cash flows used in operating activities	$(16,810)	$(1,648)
Less: additions to premises and equipment	(467)	(511)

Cash flows used in operating activities less additions to premises and equipment	$(17,277)	$(2,159)

	March 31, 2021	March 31, 2020

Senior secured term loan	$247,204	$293,826
Less: Cash and cash equivalents	(41,335)	(79,098)
Less: Investment in equity securities	—	(41,271)

Net debt less investment in equity securities	$205,869	$173,457

Note: Amounts may not add to the total due to rounding.